Exhibit 99.1

Contacts:
	Semitool, Inc. Larry Viano, Chief Financial Officer 406.752.2107 lviano@semitool.com	Pfeiffer High Investor Relations, Inc. Geoff High 303.393.7044 www.pfeifferhigh.com

Semitool Announces Revised Third Quarter Guidance

KALISPELL, MT – July 12, 2007 – Semitool, Inc. (Nasdaq: SMTL), a leading manufacturer of wafer processing equipment for the semiconductor industry, today provided revised financial guidance for its fiscal third quarter ended June 30, 2007.

Revenue guidance, which previously was in the range of $50 million to $53 million, has been revised to a range of $45 million to $46 million. The revenue shortfall was caused by customer acceptance delays on two tools that had been anticipated to occur during the third quarter. Earnings per share guidance, previously expected to be between $0.00 and $0.02 prior to restructuring costs of $0.01 per share, was revised to a loss per share of between $0.01 and $0.03 prior to restructuring costs of $0.01 per share.

Bookings for the third quarter were up 34% to $50.6 million as compared with $37.8 million in the second quarter. Several new Raider penetrations occurred during the quarter. The Company captured a new Cu damascene customer in Korea, a new advanced packaging customer in Japan, and received two Raider tool orders for FEOL cleans from a memory customer. Semitool will provide comprehensive financial results in its third quarter news release and conference call tentatively scheduled for late July.

About Semitool, Inc.
Semitool designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on Nasdaq under the symbol SMTL. For more information, please visit the company’s website at www.semitool.com.

Semitool is a registered trademark of Semitool, Inc.

Safe Harbor Statement
This news release contains forward-looking statements, including statements related to the company’s revised financial guidance for the third quarter of fiscal 2007. The Company will release comprehensive consolidated financial results in its third quarter news release and conference call expected in late July. These forward-looking statements are based on management’s assumptions and estimates as of the date hereof and are subject to risks and uncertainties that are discussed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. In addition, bookings are not necessarily an indication of revenue in any future financial period. Many factors can adversely affect future financial performance, including cancellations and push-backs, unanticipated manufacturing and delivery considerations, customers’ on-site acceptance of our products, unanticipated costs, as well as a number of other risk factors described in our Annual Report on Form 10-K. Our business in general is subject to risks that can cause actual results to differ materially from those anticipated in our forward-looking statements, including, without limitation, demand being adversely affected by the cyclicality in the semiconductor industry, delays in acceptance and payment for shipped tools, the company’s ability to timely deliver and support its products, technological changes that affect our ability to compete, the risks associated with competing on a global basis and possible volatility in key markets such as Asia. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.